Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 10, 2016 for Camping World Holdings, Inc. and our report dated June 10, 2016 for CWGS Enterprises, LLC, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-211977) and related Prospectus of Camping World Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California
August 29, 2016